EXHIBIT 99.1

NERDWALLET REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Fourth Quarter Revenue of $183.8 million, Up 37% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $183.8 million for Q4’24 and $687.6 million for full year 2024
•GAAP income from operations of $8.7 million for Q4’24 and $9.4 million for full year 2024
•GAAP net income of $38.6 million or $0.51 income per diluted share for Q4’24 and $30.4 million or $0.38 income per diluted share for full year 2024
•Non-GAAP operating income of $16.8 million for Q4’24 and $47.6 million for full year 2024
•Adjusted EBITDA of $30.8 million for Q4’24 and $107.9 million for full year 2024
SAN FRANCISCO, CA—February 19, 2025—NerdWallet, Inc. (Nasdaq: NRDS), which provides trustworthy financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its fourth quarter ended December 31, 2024.
“We closed 2024 strong, exceeding our expectations and growing revenue to $183.8 million, up 37% year-over-year, driven by continued consumer and partner demand in Insurance and a solid performance in banking,” said Tim Chen, Co-Founder and Chief Executive Officer of NerdWallet. “While a rising long-term rate environment created headwinds in our lending business, we remain focused on growing cycle-to-cycle and are making strategic investments to drive direct, engaged relationships with consumers to make progress toward our vision in 2025.”
The Company also announced the appointment of John H. Lee as Chief Financial Officer, effective March 17. In this position, Lee will oversee finance functions and lead strategic initiatives in support of the company’s vision and growth goals. Lee joins NerdWallet from Divvy Homes, where he served as Chief Financial Officer and Chief Operating Officer. Earlier in his career, Lee held roles at Blackstone, where he was a managing director in the private equity group, and TPG Capital.
“I am thrilled to welcome John to NerdWallet,” said Chen. “I believe his expertise and leadership will help us take the next step in our growth journey as we invest in new Vertical Integration and re-engagement strategies to help more people in more ways.”
“NerdWallet has built a trusted brand by empowering consumers with the tools and insights they need to make confident financial decisions,” said Lee. “I’m excited to join this incredible team at this pivotal time, and I look forward to helping drive sustainable growth, financial discipline, and long-term value for our users and shareholders.”

FOURTH QUARTER 2024 HIGHLIGHTS
•Insurance revenue, previously included in Emerging verticals, of $72.0 million increased 821% year-over-year, driven by strong growth in auto insurance products as carriers expanded budgets.
•Credit cards revenue of $35.0 million decreased 19% year-over-year, primarily due to continued headwinds in organic search traffic that have persisted for multiple quarters.
•SMB products revenue of $25.5 million was down 7% year-over-year, primarily driven by a decrease in business loan originations.
•Loans revenue of $17.6 million was down 26% year-over-year, primarily due to a decrease in personal loans and a rising rate environment, partially offset by an increase in mortgage loans as we incorporate our recent acquisition of Next Door Lending.
•Emerging verticals revenue of $33.7 million was up 7% year-over-year, as growth in banking and other products was partially offset by a decrease in investing products.
•We had 19 million average Monthly Unique Users (MUUs), which was down 20% year-over-year; as anticipated, traffic headwinds worsened in Q4 in non-monetizing “learn” topics but largely did not affect our product marketplaces or other channels. We expect eventual stabilization and a return to growth by early 2026, but in the near term, we anticipate the year-over-year decline getting slightly worse in Q1.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Dec 31,	Dec 31,		Sep 30,
(in millions, except per share amounts)	2024	2023	YoY	2024	QoQ
Revenue	$183.8	$133.7	37%	$191.3	(4%)
Insurance(1)	72.0	7.8	821%	68.7	5%
Credit cards(2)	35.0	43.2	(19%)	45.3	(23%)
SMB products(3)	25.5	27.6	(7%)	27.8	(8%)
Loans(4)	17.6	23.6	(26%)	23.8	(26%)
Emerging verticals(5)	33.7	31.5	7%	25.7	32%

Income from operations	$8.7	$4.6	89%	$6.6	32%
Net income (loss)	$38.6	$(2.3)	NM	$0.1	NM

Net income (loss) per share
Basic	$0.52	$(0.03)	NM	$0.00	NM
Diluted	$0.51	$(0.03)	NM	$0.00	NM

Non-GAAP financial measures(6)
Non-GAAP operating income	$16.8	$12.6	35%	$22.9	(26%)
Adjusted EBITDA	$30.8	$29.3	5%	$37.3	(18%)

Cash and cash equivalents	$66.3	$100.4	(34%)	$71.7	(8%)
Average Monthly Unique Users(7)	19	24	(20%)	22	(12%)
______________
(1)    Insurance revenue consists of revenue from consumer insurance products, including auto, life and pet insurance.
(2)    Credit cards revenue consists of revenue from consumer credit cards.
(3)    SMB products revenue includes revenue from loans, credit cards and other financial products and services intended for small and mid-sized businesses.
(4)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(5)    Emerging verticals revenue includes revenue from other product sources, including banking, investing and international.
(6)    Non-GAAP operating income (loss) and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.
(7)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.

Effective with the fourth quarter of 2024, we present Insurance revenue (previously included in Emerging verticals) as a separate revenue product category. The following table provides our historical revenue by product category:

	Quarter Ended
(in millions)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Insurance	$72.0	$68.7	$29.5	$21.4	$7.8	$6.8	$9.9	$20.5
Credit cards	35.0	45.3	46.1	50.0	43.2	54.0	51.2	61.3
SMB products	25.5	27.8	26.1	30.4	27.6	24.7	23.7	25.2
Loans	17.6	23.8	21.7	21.4	23.6	32.9	23.1	22.0
Emerging verticals	33.7	25.7	27.2	38.7	31.5	34.4	35.4	40.6
Total revenue	$183.8	$191.3	$150.6	$161.9	$133.7	$152.8	$143.3	$169.6
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s fourth quarter 2024 financial results will be webcast live today, February 19, 2025 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in millions, except per share amounts)	2024	2023		2024	2023
Revenue	$183.8	$133.7	37%	$687.6	$599.4	15%
Costs and Expenses:
Cost of revenue	16.7	13.8	20%	63.5	54.0	17%
Research and development	16.1	20.3	(20%)	82.5	80.5	3%
Sales and marketing	128.5	80.4	60%	470.6	401.5	17%
General and administrative	13.8	14.6	(6%)	61.6	59.8	3%
Total costs and expenses	175.1	129.1	36%	678.2	595.8	14%
Income From Operations	8.7	4.6	89%	9.4	3.6	161%
Other income (expense), net:
Interest income	0.6	0.9	(36%)	4.8	3.6	33%
Interest expense	(0.2)	(0.2)	(1%)	(0.7)	(0.8)	(8%)
Other losses, net	(8.4)	—	NM	(8.5)	(0.1)	NM
Total other income (expense), net	(8.0)	0.7	NM	(4.4)	2.7	NM
Income before income taxes	0.7	5.3	(87%)	5.0	6.3	(21%)
Income tax provision (benefit)	(37.9)	7.6	NM	(25.4)	18.1	NM
Net Income (Loss)	$38.6	$(2.3)	NM	$30.4	$(11.8)	NM

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.52	$(0.03)	NM	$0.40	$(0.15)	NM
Diluted	$0.51	$(0.03)	NM	$0.38	$(0.15)	NM

Weighted-average Shares Used in Computing Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	73.7	76.5		76.5	76.7
Diluted	75.6	76.5		78.9	76.7

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$66.3	$100.4
Accounts receivable—net	102.2	75.5
Prepaid expenses and other current assets	28.2	22.5
Total current assets	196.7	198.4
Property, equipment and software—net	43.0	52.6
Goodwill	112.4	111.5
Intangible assets—net	33.3	46.9
Deferred tax asset—noncurrent	45.6	—
Right-of-use assets	5.3	7.2
Other assets	1.3	2.0
Total Assets	$437.6	$418.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8.9	$1.7
Accrued expenses and other current liabilities	51.2	35.6
Total current liabilities	60.1	37.3
Other liabilities—noncurrent	13.3	14.4
Total liabilities	73.4	51.7
Commitments and contingencies
Stockholders’ equity	364.2	366.9
Total Liabilities and Stockholders’ Equity	$437.6	$418.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Year Ended December 31,
(in millions)	2024	2023
Operating Activities:
Net income (loss)	$30.4	$(11.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48.4	48.2
Stock-based compensation	37.7	38.8
Deferred taxes	(46.1)	(0.5)
Non-cash lease costs	2.2	2.8
Other losses, net	8.6	2.9
Changes in operating assets and liabilities, net of business combination:
Accounts receivable	(27.0)	10.7
Prepaid expenses and other assets	(1.8)	(4.4)
Mortgage loans held for sale	2.1	—
Accounts payable	6.6	(1.8)
Accrued expenses and other current liabilities	12.5	(2.4)
Payment of contingent consideration	—	(14.0)
Operating lease liabilities	(3.4)	(3.1)
Other liabilities	1.6	6.7
Net cash provided by operating activities	71.8	72.1
Investing Activities:
Purchase of investment	(8.1)	—
Capitalized software development costs	(20.7)	(28.8)
Purchase of property and equipment	(0.6)	(0.7)
Business combination, net of cash acquired	(0.3)	—
Net cash used in investing activities	(29.7)	(29.5)
Financing Activities:
Payment of contingent consideration	—	(16.9)
Net repayment on warehouse line of credit	(2.0)	—
Proceeds from line of credit	—	7.5
Payments on line of credit	—	(7.5)
Payment of debt issuance costs	—	(1.4)
Proceeds from exercise of stock options	6.3	10.2
Issuance of Class A common stock under Employee Stock Purchase Plan	1.4	3.0
Tax payments related to net-share settlements on restricted stock units	(2.1)	(1.1)
Repurchase of Class A common stock	(80.1)	(20.0)
Net cash used in financing activities	(76.5)	(26.2)
Effect of exchange rate changes on cash and cash equivalents	0.3	0.1
Net increase (decrease) in cash and cash equivalents	(34.1)	16.5
Cash and Cash Equivalents:
Beginning of period	100.4	83.9
End of period	$66.3	$100.4

NON-GAAP FINANCIAL MEASURES
We use non-GAAP operating income (loss), adjusted EBITDA and free cash flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) acquisition-related costs, and (6) restructuring charges. We also reduce income from operations, or increase loss from operations, for capitalized internally developed software costs.
Adjusted EBITDA: We define adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, other gains (losses), net, and provision (benefit) for income taxes, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, (6) acquisition-related costs, and (7) restructuring charges.
The above items are excluded from our non-GAAP operating income (loss) and adjusted EBITDA measures because these items are non-cash in nature, or because the amounts are not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that non-GAAP operating income (loss) and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, non-GAAP operating income (loss) and adjusted EBITDA are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Non-GAAP operating income (loss) and adjusted EBITDA have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, impairment of right-of-use asset, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP operating income (loss) and adjusted EBITDA do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude restructuring charges primarily consisting of severance payments, stock-based compensation, employee benefits, and related expenses for impacted employees, as well as contract termination costs, associated with our Restructuring Plan;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses).

Free cash flow: We define free cash flow as net cash provided by operating activities less capitalized software development costs and purchases of property and equipment. Free cash flow is a key measurement used by our management internally to evaluate our business performance and overall liquidity. We believe that free cash flow provides useful information for investors and others for determining the amount of cash available for investment in our business, strategic opportunities, repurchasing stock, strengthening our financial position and other purposes, as well as evaluating our historical and prospective liquidity. A limitation of the utility of free cash flow as a measure of financial performance and liquidity is that free cash flow does not represent the total increase or decrease in our cash balance for the period.
In addition, non-GAAP operating income (loss), adjusted EBITDA and free cash flow as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider non-GAAP operating income (loss), adjusted EBITDA and free cash flow alongside other financial performance measures, including income (loss) from operations, net income (loss), cash flows from operating activities and our other GAAP results.

We compensate for these limitations by reconciling non-GAAP operating income (loss) to income (loss) from operations, adjusted EBITDA to net income (loss) and free cash flow to net cash provided by operating activities the most directly comparable GAAP financial measures, as follows:

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in millions)	2024	2023		2024	2023
Income from operations	$8.7	$4.6	89%	$9.4	$3.6	161%
Depreciation and amortization	11.4	12.2	(6%)	48.4	48.2	0%
Acquisition-related retention	0.9	1.3	(33%)	4.2	5.3	(21%)
Impairment of right-of-use asset	—	1.4	(100%)	—	1.4	(100%)
Loss on disposal of assets	—	0.2	(99%)	—	0.2	(90%)
Acquisition-related expenses	—	0.1	NM	0.6	0.1	292%
Restructuring	1.2	—	NM	9.0	—	NM
Capitalized internally developed software costs	(5.4)	(7.2)	(26%)	(24.0)	(32.4)	(26%)
Non-GAAP operating income	$16.8	$12.6	35%	$47.6	$26.4	80%

Operating income margin	5%	3%		1%	1%
Non-GAAP operating income margin[1]	9%	9%		7%	4%

Net income (loss)	$38.6	$(2.3)	NM	$30.4	$(11.8)	NM
Depreciation and amortization	11.4	12.2	(6%)	48.4	48.2	0%
Stock-based compensation	8.6	9.5	(10%)	36.3	38.8	(7%)
Acquisition-related retention	0.9	1.3	(33%)	4.2	5.3	(21%)
Impairment of right-of-use asset	—	1.4	(100%)	—	1.4	(100%)
Loss on disposal of assets	—	0.2	(99%)	—	0.2	(90%)
Acquisition-related expenses	—	0.1	NM	0.6	0.1	292%
Restructuring	1.2	—	NM	9.0	—	NM
Interest income, net	(0.4)	(0.7)	(44%)	(4.1)	(2.8)	44%
Other losses, net	8.4	—	NM	8.5	0.1	NM
Income tax provision (benefit)	(37.9)	7.6	NM	(25.4)	18.1	NM
Adjusted EBITDA	$30.8	$29.3	5%	$107.9	$97.6	10%
Stock-based compensation	(8.6)	(9.5)	(10%)	(36.3)	(38.8)	(7%)
Capitalized internally developed software costs	(5.4)	(7.2)	(26%)	(24.0)	(32.4)	(26%)
Non-GAAP operating income	$16.8	$12.6	35%	$47.6	$26.4	80%

Net income (loss) margin	21%	(2%)		4%	(2%)
Adjusted EBITDA margin[2]	17%	22%		16%	16%
______________
(1)    Represents non-GAAP operating income (loss) as a percentage of revenue.
(2)    Represents adjusted EBITDA as a percentage of revenue.

	Year Ended December 31,		% Change
(in millions)	2024	2023
Net cash provided by operating activities	$71.8	$72.1	0%
Capitalized software development costs	(20.7)	(28.8)	(28%)
Purchase of property and equipment	(0.6)	(0.7)	(15%)
Free cash flow	$50.5	$42.6	19%
FINANCIAL OUTLOOK
We are providing guidance for the first quarter of 2025:
•Revenue is expected in the range of $187-$193 million, up 17% year-over-year at the midpoint
•GAAP operating loss is expected in the range of $(12)-$(8) million
•Non-GAAP operating income (loss) is expected in the range of $(3)-$0 million
•Adjusted EBITDA is expected in the range of $10-$13 million
We expect 2025 annual GAAP operating income in the range of $21-$31 million and non-GAAP operating income in the range of $50-$60 million. We also expect 2025 annual adjusted EBITDA in the range of $106-$116 million.
We are also replacing our previously shared 2026 margin percentage target with a margin dollar target. We expect to deliver at least $60 million of GAAP operating income, $80 million of non-GAAP operating income and $140 million of adjusted EBITDA in 2026.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted GAAP operating loss to forecasted non-GAAP operating income (loss) for forecasted first quarter 2025, and of forecasted GAAP operating income to forecasted non-GAAP operating income for forecasted full year 2025 and 2026, is as follows:

	Forecasted First Quarter 2025	Forecasted Full Year 2025	Forecasted Full Year 2026
(in millions)	Operating Income (Loss)	Operating Income	Operating Income
GAAP	$(12) - $(8)	$21 - $31	$60
Estimated adjustments for:
Depreciation and amortization	12 - 13	47 - 51	42 - 46
Acquisition-related retention	1	2	—
Capitalized internally developed software costs	(5)	(20) - (24)	(22) - (26)
Non-GAAP	$(3) - $0	$50 - $60	$80
______________

For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve significant risks and uncertainties. Except for statements of historical facts, all statements contained in this press release are forward-looking, including, but not limited to, the statements in the section titled “Financial Outlook.” These statements often contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or similar terms, including their negatives. These forward-looking statements include, but are not limited to, statements regarding:
•the impact of macroeconomic developments, including inflation, interest rates, credit market conditions and overall economic uncertainty on our business, operating results, financial condition and stock price;
•our expectations regarding our future financial and operational performance, including total revenue, cost of revenue, non-GAAP operating income (loss), adjusted EBITDA, free cash flow and MUUs;
•our ability to grow traffic and user engagement on our platform;
•expected returns on marketing investments and brand campaigns;
•consumer demand for the products on our platform;
•our ability to increase user registrations and improve repeat usage rates;
•conversion of consumers into matches with financial services partners;
•expansion within existing and new verticals;
•geographic expansion;
•maintaining and expanding relationships with financial services partners and identifying new financial services partners;
•developing efficient and scalable technical capabilities to provide personalized guidance and engage users;
•enhancing our brand awareness and consumer trust;
•producing high quality, engaging consumer resources;
•adapting to the evolving financial interests of consumers;
•competing effectively in existing and new markets;
•maintaining the security and availability of our platform;
•protecting and enhancing our intellectual property portfolio;
•attracting and retaining highly skilled, diverse talent;
•complying with laws and regulations that currently apply or may apply in the future to our business;
•the adequacy of our cash, cash equivalents, and investments to meet liquidity needs;
•managing growth, scaling infrastructure and preserving our corporate culture;
•identifying, executing, and integrating acquisitions successfully; and
•achieving expected synergies, accretive value and other benefits from completed acquisitions;

These forward-looking statements should not be relied upon as predictions or guarantees of future events. They are based on our current expectations, estimates, and projections regarding future events and trends that may affect our business, financial condition and operating results. However, these expectations are subject to various risks, uncertainties , and assumptions, including those described in filings we make with the SEC from time to time.
Our industry is highly competitive and rapidly evolving, and new risks and uncertainties may arise that we cannot predict. As a result, actual results, events, or circumstances may differ materially from those reflected in our forward-looking statements.

The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any such statements made in this press release to reflect subsequent events, new information, unexpected developments, except as required by law. These statements also do not account for potential impacts from future acquisitions, mergers, dispositions, joint ventures, or investments.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Maitri Jani
press@nerdwallet.com